SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                       15(d) of The Securities Act of 1934



                Date of Report (Date of earliest event reported):
                       October 26, 2004 (October 21, 2004)



                            TORPEDO SPORTS USA, INC.
             (Exact name of registrant as specified in its charter)


NEVADA                              333-48746                         87-0567853
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(State or other                    (Commission                  (I.R.S. Employer
jurisdiction                      File Number)               Identification No.)
of incorporation)




                    500 AUSTRALIAN AVENUE, SOUTH - SUITE 625
                         WEST PALM BEACH, FLORIDA 33401
               (Address of principal executive offices)(Zip Code)


       Registrant's telephone number, including area code: (561) 624-0885


                  --------------------------------------------
         (Former name or former address, if changed since last report.)



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT


         Effective October 21, 2004, Torpedo Sports USA, Inc. ("Torpedo" or the "Company") executed a definitive agreement (the "Agreement") by and among Torpedo, Torpedo Newco, Inc. (the "Merger Subsidiary"), Interactive Games, Inc. ("Interactive"), and the security holders of Interactive Games, Inc. (the "Interactive Stockholders") whereby Interactive would be merged with and into Merger Subsidiary, a wholly-owned subsidiary of the Company, upon closing of the transaction. Pursuant to the Agreement, the Interactive Stockholders will receive 20,000,000 shares of the Company's common stock, or that number of shares necessary to ensure the Interactive Stockholders hold 51% of the outstanding common stock of Torpedo, on a fully diluted basis, on the closing date.

         In addition, Torpedo agreed to issue up to an additional 3,450,799 shares to the Interactive Stockholders based upon certain performance criteria of the surviving corporation to be negotiated among the parties prior to closing.

         Closing of the transaction is anticipated to occur within the next 30 days subject to customary pre-closing conditions.





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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TORPEDO SPORTS USA, INC.



Date: October 26, 2004                   By:  /s/ Barry S. Hollander
                                             --------------------------------
                                             Barry S. Hollander
                                             Chief Financial Officer




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